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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Unit Corporation on Form S-8 of our report dated February 22, 2000, relating to the consolidated financial statements and financial statement schedule of Unit Corporation, which appear in the Unit Corporation Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma
June 19, 2000